HMN FINANCIAL, INC.
[L0G0]


NEWS RELEASE


For Immediate Release         Contact:  James B. Gardner
                                        Executive Vice President
                                        HMN Financial, Inc.
                                        (507) 346-1120



HMN FINANCIAL, INC. ANNOUNCES THAT CEO RETIRES
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SPRING VALLEY, MINNESOTA,  August 31, 2000... HMN Financial, Inc.,
(HMN) (NASDAQ:HMNF) today announced that Roger P. Weise will retire on September 30, 2000 as Chairman of the Board of Directors, CEO and President but will continue to serve on the board of directors. Mr. Weise is retiring at age 65 with over 40 years of service with HMN. Mr. Schumann, director of HMN, said "We appreciate the leadership Roger provided over the past 40 years, especiallly the past 6 years as CEO, we wish him well in his future endeavors."
The Board of Directors will be meeting during September to appoint successors to replace Mr. Weise.

HMN Financial, Inc. and Home Federal Savings Bank are headquartered in Spring Valley, Minnesota. The Bank operates seven retail-banking offices in southern Minnesota and three in Iowa, and a mortgage banking facility in Brooklyn Park, Minnesota.

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